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                                                           Exhibit 99.23(a)(vii)

                             ARTICLES SUPPLEMENTARY

                                       TO

                            ARTICLES OF INCORPORATION

                                       OF

                          LORD ABBETT GLOBAL FUND, INC.

     LORD ABBETT GLOBAL FUND, INC., a Maryland corporation having its principal office c/o The Prentice-Hall Corporation System, 11 East Chase Street, Baltimore, Maryland 21202 (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

     FIRST: The Corporation presently has authority to issue 1,000,000,000 shares of capital stock, of the par value $.001 each, having an aggregate par value of $1,000,000. The Board of Directors has previously classified and designated (i) 445,000,000 authorized shares as Class A shares, 15,000,000 authorized shares as Class B shares, 20,000,000 authorized shares as Class C shares, and 20,000,000 authorized shares as Class P shares of the Equity Series; and (ii) 430,000,000 authorized shares as Class A shares, 30,000,000 authorized shares as Class B shares, 20,000,000 authorized shares as Class C shares, and 20,000,000 authorized shares as Class P shares of the Income Series.

     SECOND: Pursuant to the authority of the Board of Directors to classify and reclassify unissued shares of stock of the Corporation and to classify a series into one or more classes of such series, the Board of Directors hereby (i) classifies and reclassifies 15,000,000 authorized but unissued Class A shares of the Equity Series as Class Y shares of the Equity Series and (ii) classifies and reclassifies 15,000,000 authorized but unissued Class A shares of the Income Series as Class Y shares of the Income Series, resulting in (i) 430,000,000 authorized Class A shares, 15,000,000 authorized Class B shares, 20,000,000 authorized Class C shares, 20,000,000 authorized Class P shares, and 15,000,000 authorized Class Y shares of the Equity Series and (ii) 415,000,000 authorized Class A shares, 30,000,000 authorized Class B shares, 20,000,000 authorized Class C shares, 20,000,000 authorized Class P shares, and 15,000,000 authorized Class Y shares of the Income Series.

     THIRD: Subject to the power of the Board of Directors to classify and reclassify unissued shares, all shares of the Corporation hereby classified or reclassified as specified in

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Article Second above shall be invested in the same investment portfolio of the
Corporation and shall have the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption set forth in Article V of the Articles of Incorporation of the Corporation (hereinafter called the "Articles") and shall be subject to all other provisions of the Articles relating to stock of the Corporation generally.

     FOURTH: The shares of stock of the Corporation hereby classified or reclassified as specified in Article Second above have been duly classified by the Board of Directors under the authority contained in the Articles.

     FIFTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

     IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Vice President and witnessed by its Assistant Secretary on August 11, 2004.

                                     LORD ABBETT GLOBAL FUND, INC.

                                     By:  /s/ PAUL A. HILSTAD
                                          --------------------------------
                                          Paul A. Hilstad
                                          Vice President & Secretary


WITNESS:

/s/ CHRISTINA T. SIMMONS
-------------------------------------
Christina T. Simmons
Vice President and Assistant Secretary

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     THE UNDERSIGNED, Vice President and Secretary of LORD ABBETT GLOBAL FUND,
INC., who executed on behalf of said Corporation the foregoing Articles Supplementary, of which this Certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                          /s/ PAUL A. HILSTAD
                                          --------------------------
                                          Paul A. Hilstad
                                          Vice President & Secretary

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